Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

RIGEL RESOURCE ACQUISITION CORP
PROMISSORY NOTE

Principal Amount: Up to $91,555.74	Dated as of August 13, 2025
(See Schedule A)

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Rigel Resource Acquisition Corp, a Cayman Islands exempted company (“Maker”), promises to pay to Rigel Resource Acquisition Holding LLC, a Cayman Islands limited liability company (“Sponsor”) and Orion Mine Finance GP III LP, a Cayman Islands limited partnership (each, a “Payee” and together, the “Payees”), or order, the principal balance as set forth on Schedule A hereto in lawful money of the United States of America; which schedule shall be updated from time to time by the parties hereto to reflect all advances and readvances outstanding under this promissory note (this “Note”); provided that at no time shall the aggregate of all advances and readvances outstanding under this Note exceed Ninety-One Thousand, Five Hundred Fifty-Five U.S. Dollars and Seventy-Four Cents (U.S.$91,555.74). Any advance hereunder shall be made by the Payees upon a request of Maker and shall be set forth on Schedule A. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payees may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. All unpaid principal under this Note shall be due and payable in full on the earlier of: (i) the date by which Maker has to complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”) pursuant to its Amended and Restated Memorandum and Articles of Association (as may be amended from time to time), and (ii) the effective date of a Business Combination (such earlier date of (i) and (ii), the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding principal under this Note may be prepaid at any time by Maker, at its election and without penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Drawdown Requests. Payees shall collectively advance to Maker the lesser of (x) $55,000 and (y) U.S.$0.02 for each then-outstanding Class A ordinary share, par value U.S.$0.0001 per share, of Maker included as part of the units sold in Maker’s initial public offering (the “IPO”), beginning on the date hereof, for each month (or pro rata portion thereof if less than a month) until November 9, 2025.

3. Interest. No interest shall accrue on the unpaid principal balance of this Note.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note on the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payees may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payees.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payees under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payees.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payees, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payees with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, Payees hereby waive any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which proceeds of the IPO (including the deferred underwriting discounts and commissions) and proceeds of the sale of the warrants issued to Payees in the private placement (the “Private Placement Warrants”) pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of November 4, 2021, among Maker, Payees and the other parties thereto, were or will be deposited, as described in greater detail in the registration statement on Form S-1 relating to the IPO filed by Maker with the Securities and Exchange Commission, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payees.

14. Successors and Assigns. Subject to the restrictions on transfer in Sections 15 and 16 below, the rights and obligations of Maker and Payees hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15. Transfer of this Note. With respect to any sale or other disposition of this Note, Payees shall give written notice to Maker prior thereto, describing briefly the manner thereof, together with (i) except for a Permitted Transfer (as defined below), in which case the requirements in this clause (i) shall not apply, a written opinion (unless waived by Maker) reasonably satisfactory to Maker in form and substance from counsel reasonably satisfactory to Maker to the effect that such sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion (unless waived by Maker), or other evidence, and such written acknowledgement, Maker, as promptly as practicable, shall notify Payees that Payees may sell or otherwise dispose of this Note, all in accordance with the terms of the note delivered to Maker. If a determination has been made pursuant to this Section 15 that the opinion of counsel for Payees, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to Maker, Maker shall so notify Payees promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Securities Act”), unless in the opinion of counsel for Maker such legend is not required in order to ensure compliance with the Securities Act. Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of Maker. Prior to presentation of this Note for registration of transfer, Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Maker shall not be affected by notice to the contrary. For purposes hereof “Permitted Transfer” shall have the same meaning as any transfer that would be permitted for the Private Placement Warrants under the Letter Agreement, dated November 4, 2021, among Maker, Payees and the other parties thereto.

16. Acknowledgment. Payees are acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. Payees understand that the acquisition of this Note involves substantial risk. Payees have experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

RIGEL RESOURCE ACQUISITION CORP

By:	/s/ Jonathan Lamb
	Name:	Jonathan Lamb
	Title:	Chief Executive Officer

Acknowledged and agreed as of the day and year first above written.

RIGEL RESOURCE ACQUISITION HOLDING LLC

By:	/s/ Jonathan Lamb
	Name:	Jonathan Lamb
	Title:	Chief Executive Officer

For and on behalf of:

Orion Mine Finance Fund III LP

By its general partner

Orion Mine Finance GP III LP

By its general partner

Orion Mine Finance GP III LLC

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